Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 13, 2004 accompanying the consolidated financial statements of Meritage Technologies, Inc. and Subsidiaries appearing in Perficient, Inc.’s Current Report on Form 8‑K/A dated August 30, 2004. We hereby consent to the incorporation by reference of said report in Amendment No. 3 to the Registration Statement of Perficient, Inc. on Form S‑3 (File No. 333‑123177) and to the use of our name as it appears under the caption “Experts.”

                                                 /s/ GRANT THORNTON LLP

Cincinnati, Ohio
June 24, 2005